SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C.  20549

SCHEDULE 13G
Under the Securities Exchange Act of 1934

Exhibit A

The Schedule 13G to which this attachment is appended is filed by U.S. Bancorp on behalf of the following subsidiary or subsidiaries listed below:

U. S. Bank National Association 			BK
800 Nicollet Mall
Minneapolis, MN 55402

U.S. Bank SD						BK
141 North Main Street
Sioux Falls, SD 57102